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                                                                    EXHIBIT 10.3


                                SMTC CORPORATION/
                    SMTC MANUFACTURING CORPORATION OF CANADA
                           2000 EQUITY INCENTIVE PLAN

                            SECTION 1. DEFINED TERMS
                                       -------------

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

                              SECTION 2. GENERAL
                                         -------

     The Plan has been established to advance the interests of the Company by giving selected Employees, directors and other persons (including both individuals and entities) who provide services to the Company or its Affiliates Stock-based incentives or incentives based on Performance Criteria.

                           SECTION 3. ADMINISTRATION
                                      --------------

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to carry out the purposes of the Plan. Once an Award has been communicated in writing to a Participant, the Administrator may not, without the Participant's consent, alter the terms of the Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such communication. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

     The Administrator may from time to time make recommendations to the SMTC Canada Board with respect to the grant of Awards by SMTC Canada in accordance with the Plan; provided, however, that no Award under which Exchangeable Shares or other securities of SMTC Canada may be issued shall be effective prior to the confirmation and approval of such recommended Award by the SMTC Canada Board.

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                   SECTION 4. LIMITS ON AWARD UNDER THE PLAN
                              ------------------------------

                              a. Number of Shares.
                                 ----------------

     (1) Number of Shares. The number of shares of Stock that may be issued
         ----------------
under Awards granted under the Plan (including Stock that may be issued on the exchange of Exchangeable Shares issuable under Awards) shall not exceed (A) 1,727,052 plus (B) as of the first day of each fiscal year (commencing with the fiscal year beginning in 2001) of the Company during the life of the Plan, an additional number of shares determined by the Board but not to exceed 1% of the total number of shares of Stock actually outstanding on such date. Notwithstanding the preceding sentence, no more than 3,000,000 shares of Stock may be delivered in satisfaction of any ISOs awarded under the Plan.

     (2) Number of Exchangeable Shares. The number of Exchangeable Shares that
         -----------------------------
may be issued under Awards granted under the Plan shall not exceed 1,000,000.

     (3) Shares Not Delivered. For purposes of this Section 4.a., the following
         --------------------
shares shall not be considered to have been delivered under the Plan: (A) shares remaining under an Award that terminates without having been exercised in full;
(B) shares subject to an Award, where cash is delivered to a Participant in lieu of such shares; (C) shares of Restricted Stock that have been forfeited in accordance with the terms of the applicable Award; and (D) shares held back, in satisfaction of the exercise price or tax withholding requirements, from shares that would otherwise have been delivered pursuant to an Award.

     (4) Netting of Certain Shares. The number of shares of Stock or
         -------------------------
Exchangeable Shares delivered under an Award shall be determined net of any previously acquired shares tendered by the Participant in payment of the exercise price or of withholding taxes.

     b. Type of Shares. Stock and Exchangeable Shares delivered by the Company
        --------------
or SMTC Canada, as applicable, under the Plan may be authorized but unissued shares or previously issued shares acquired by the Company or SMTC Canada, as applicable, and held in treasury. No fractional shares will be delivered under the Plan.

     c. Option & SAR Limits. The maximum number of shares of Stock and
        -------------------
Exchangeable Shares for which Stock Options may be granted to any person in any calendar year, the maximum number of shares of Stock and Exchangeable Shares subject to SARs granted to any person in any calendar year and the aggregate maximum number of shares of Stock and Exchangeable Shares subject to other Awards that may be delivered to any person in any calendar year shall each be 1,000,000. For purposes of the preceding sentence, the repricing of a Stock Option or SAR shall be treated as a new grant to the extent required under
Section 162(m). Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan.

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     d. Other Award Limits. No more than $1,000,000 may be paid to any
        ------------------
individual with respect to any Cash Performance Award. In applying the limitation of the preceding sentence: (i) multiple Cash Performance Awards to the same individual that are determined by reference to performance periods of one year or less ending with or within the same fiscal year of the Company shall be subject in the aggregate to one limit of such amount, and (ii) multiple Cash Performance Awards to the same individual that are determined by reference to one or more multi-year performance periods ending in the same fiscal year of the Company shall be subject in the aggregate to a separate limit of such amount. With respect to any Performance Award other than a Cash Performance Award or a Stock Option or SAR, the maximum Award opportunity shall be 1,000,000 shares of Stock or Exchangeable Shares, or their equivalent value in cash, subject to the limitations of Section 4.c.

     e. Exchangeable Share Award Limits. No Stock Option or SAR shall be granted
        -------------------------------
which could, under the terms of the Plan and any other share option plan or share purchase plan of the Company or SMTC Canada, result in the number of Exchangeable Shares reserved for issuance to any one person exceeding 5% of the issued and outstanding Exchangeable Shares on the date of grant.

                   SECTION 5. ELIGIBILITY AND PARTICIPATION
                              -----------------------------

     The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

                     SECTION 6. RULES APPLICABLE TO AWARDS
                                --------------------------

                                  a. ALL AWARDS

     (1) Terms of Awards. The Administrator shall determine the terms of all
         ---------------
Awards subject to the limitations provided herein, provided that no Stock Option or SAR shall be granted for a term of more than 10 years from the date of grant.

     (2) Performance Criteria. Where rights under an Award depend in whole or in
         --------------------
part on satisfaction of Performance Criteria, actions by the Company or its Affiliates that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

     (3) Alternative Settlement. The Company or SMTC Canada, as applicable, may
         ----------------------
at any time extinguish rights under an Award in exchange for payment in cash, Stock or

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Exchangeable Shares (subject to the limitations of Section 4) or other property on such terms as the Administrator determines, provided the holder of the Award consents to such exchange.

     (4) Transferability Of Awards. Except as the Administrator otherwise
         -------------------------
expressly provides, and subject to the requirements of the TSE in the case of Awards under which Exchangeable Shares may be issued, Awards may not be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     (5) Vesting, Etc. Without limiting the generality of Section 3, the
         ------------
Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable, and all Awards to the extent not already fully vested will be forfeited, except that:

     (A) all Stock Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Stock Option or SAR is transferred by will or the applicable laws of descent and distribution, for the lesser of (i) a one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5) and shall thereupon terminate;

     (B) all Stock Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (C) below, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6.a.(5), and shall thereupon terminate; and

     (C) all Stock Options and SARs held by the Participant whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to result for reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon such cessation.

     Unless the Administrator expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or

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its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

     (6) Taxes. The Administrator will make such provision for the withholding
         -----
of taxes as it deems necessary. The Administrator may, but need not, hold back shares from an Award or permit a Participant to tender previously owned shares in satisfaction of tax withholding requirements.

     (7) Dividend Equivalents, Etc. The Administrator may provide for the
         -------------------------
payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock or Exchangeable Shares subject to an Award.

     (8) Rights Limited. Nothing in the Plan shall be construed as giving any
         --------------
person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock or Exchangeable Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (9) Section 162(m). In the case of an Award intended to be eligible for the
         --------------
performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of
Section 162(m) (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant), the Committee shall in writing preestablish one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance- based under Section 162(m)). Prior to payment of any Performance Award (other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant) intended to qualify as performance-based under Section 162(m), the Committee shall certify whether the Performance Criteria have been attained and such determination shall be final and conclusive. If the Performance Criteria with respect to any such Award are not attained, no other Award shall be provided in substitution of the Performance Award.

                         b. AWARDS REQUIRING EXERCISE

     (1) Time And Manner Of Exercise. Unless the Administrator expressly
         ---------------------------
provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a written notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required


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under the Award; and (b) if the Award is exercised by any person other than the
Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

     (2) Exercise Price. The Administrator shall determine the exercise price of
         --------------
each Stock Option provided that (a) each Stock Option intended to qualify for the performance-based exception under Section 162(m) of the Code and each ISO must have an exercise price that is not less than the fair market value of the Stock subject to the Stock Option, determined as of the date of grant; provided
                                                                       --------
that an ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value and (b) each Stock Option exercisable for Exchangeable Shares must have an exercise price that is not less than the simple average of the daily averages of the high and low prices of which a board lot of Exchangeable Shares traded on the TSE on each of the five trading days immediately preceding the date of grant of the Stock Option. The exercise price of a SAR under which Exchangeable Shares may be issued shall not be less than the simple average of the daily averages of the high and low prices of which a board lot of Exchangeable Shares traded on the TSE on each of the five trading days immediately preceding the date of grant of the SAR.

     (3) Payment Of Exercise Price, If Any. Where the exercise of an Award is to
         ---------------------------------
be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator (with the consent of the optionee of an ISO if permitted after the grant), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of a promissory note of the person exercising the Award to the Company or SMTC Canada, as applicable, payable on such terms as are specified by the Administrator, (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company or SMTC Canada, as applicable, sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares.

     (4) Reload Awards. The Administrator may provide that upon the exercise of
         -------------
an Award, either by payment of cash or (if permitted under Section 6.b.(3) above) through the tender of previously owned shares of Stock or Exchangeable Shares, the Participant or other person exercising the Award will automatically receive a new Award of like kind covering a number of shares of Stock or Exchangeable Shares equal to the number of shares of Stock or Exchangeable Shares for which the first Award was exercised.

     (5) ISOs. No ISO may be granted under the Plan after June 30, 2010, but
         ----
ISOs previously granted may extend beyond that date.

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                       c. AWARDS NOT REQUIRING EXERCISE

     (1) Restricted Stock. Awards of Restricted Stock and Unrestricted Stock may
         ----------------
be made in return for either (A) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (B) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

     (2) Exchangeable Shares. Awards of Exchangeable Shares may be made in
         -------------------
return for either the fair equivalent of the money that SMTC Canada would have received if the Awarded Exchangeable Shares had been issued for money, as applicable plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

                   SECTION 7. EFFECT OF CERTAIN TRANSACTIONS
                              ------------------------------

                                a. MERGERS, ETC.

     In the event of a Covered Transaction, (i) all outstanding Awards shall vest and if relevant become exercisable and all deferrals, other than deferrals of amounts that are neither measured by reference to nor payable in shares of Stock or Exchangeable Shares, shall be accelerated, immediately prior to the Covered Transaction and (ii) upon consummation of such Covered Transaction all Awards then outstanding and requiring exercise shall be forfeited unless, in each case, such Awards and deferrals are assumed by an acquiring or surviving entity or its affiliate as provided in the following sentence. In connection with any Covered Transaction in which there is an acquiring, a surviving entity or in which all or substantially all of the Company's then outstanding common stock is acquired, the Administrator may provide for substitute or replacement Awards from, or the assumption of Awards by, the Company, the acquiring or surviving entity or its affiliates, as applicable, any such substitution, replacement or assumption to be on such terms as the Administrator determines.

     b. CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

     (1) Basic Adjustment Provisions. In the event of a stock dividend, stock
         ---------------------------
split or combination of shares, recapitalization or other change in the Company's and/or SMTC Canada's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4.a. and to the maximum share limits described in
Section 4.b., and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or

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subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

     (2) Certain Other Adjustments. The Administrator may also make adjustments
         -------------------------
of the type described in paragraph (1) above to take into account distributions to the Company's common stockholders other than those provided for in Section 7.a. and 7.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 4.c. or 4.d., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code.

     (3) Continuing Application of Plan Terms. References in the Plan to shares
         ------------------------------------
of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 7.b.(1) or 7.b.(2) above.

                SECTION 8. LEGAL CONDITIONS ON DELIVERY OF SHARES
                           --------------------------------------

     Neither the Company nor SMTC Canada will be obligated to deliver any shares of Stock or Exchangeable Shares pursuant to the Plan or to remove any restriction from shares of Stock or Exchangeable Shares previously delivered under the Plan until the Company's counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock or Exchangeable Shares, as applicable, are at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock or Exchangeable Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such shares.

                      SECTION 9. AMENDMENT AND TERMINATION
                                 -------------------------

     Subject to the last sentence of the first paragraph of Section 3 and to the requirements of the TSE, the Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards; provided, that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan


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to continue to qualify under Section 422 of the Code and for Awards to be eligible for the performance-based exception under Section 162(m).

                      SECTION 10. NON-LIMITATION OF RIGHTS
                                  ------------------------

     The existence of the Plan or the grant of any Award shall not in any way affect the Company's or SMTC Canada's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

                           SECTION 11. GOVERNING LAW
                                       -------------

     The Plan shall be construed in accordance with the laws of the State of Delaware.

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                                    EXHIBIT A

                               Definition of Terms
                               -------------------

     The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

     "Administrator": The Board or, if one or more has been appointed, the Committee.

     "Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "Award": Any or a combination of the following:

     (i)    Stock Options.

     (ii)   SARs.

     (iii)  Restricted Stock.

     (iv)   Unrestricted Stock or Exchangeable Shares.

     (v)    Deferred Stock.

     (vi) Securities (other than Stock Options) that are convertible into or exchangeable for Stock or Exchangeable Shares on such terms and conditions as the Administrator determines.

     (vii)  Cash Performance Awards.

     (viii) Performance Awards.

     (ix) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

     "Board": The Board of Directors of the Company.

     "Cash Performance Award": A Performance Award payable in cash. The right of the Company under Section 6.a.(3) to extinguish an Award in exchange for cash or the exercise by the Company of such right shall not make an Award otherwise not payable in cash a Cash Performance Award.


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     "Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "Committee": One or more committees of the Board which in the case of Awards granted to officers of the Company shall be comprised solely of two or more outside directors within the meaning of Section 162(m). Any Committee may delegate ministerial tasks to such persons (including Employees) as it deems appropriate.

     "Company": SMTC Corporation.

     "Covered Transaction": Any of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company.

     "Deferred Stock": A promise to deliver Stock, Exchangeable Shares or other securities in the future on specified terms.

     "Employee": Any person who is employed by the Company or an Affiliate.

     "Exchangeable Share": Non-voting exchangeable shares of SMTC Canada.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. No Stock Option Awarded under the Plan will be an ISO unless the Administrator expressly provides for ISO treatment.

     "Participant": An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

     "Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

     "Performance Criteria": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any one or more of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or


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other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

     "Plan": SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive Plan as from time to time amended and in effect.

     "Restricted Stock": An Award of Stock subject to restrictions requiring that such Stock be redelivered to the Company if specified conditions are not satisfied.

     "Section 162(m)": Section 162(m) of the Code.

     "SARs": Rights entitling the holder upon exercise to receive cash, Stock or Exchangeable Shares, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock or Exchangeable Shares, as applicable, have appreciated in value since the date of the Award.

     "SMTC Canada": SMTC Manufacturing Corporation of Canada.

     "SMTC Canada Board": The Board of Directors of SMTC Canada.

     "Stock": Common Stock of the Company, par value $ .01 per share.

     "Stock Options": Options entitling the recipient to acquire shares of Stock or Exchangeable Shares, as applicable, upon payment of the exercise price.

     "TSE": The Toronto Stock Exchange.


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     "Unrestricted Stock": An Award of Stock not subject to any restrictions under the Plan.


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